EXHIBIT 10

      Amendment,  dated  December 29, 1996, to the  Agreement  dated January 30,
1984 between LONG ISLAND LIGHTING COMPANY, a New York Corporation (the "Company") and WILLIAM J. CATACOSINOS (the "Executive").

      WHEREAS, the Company and the Executive entered into an agreement on the 30th day of January 1984 with regard to the employment of the Executive (the "Agreement");

      WHEREAS, the Agreement has been previously amended from time to time;

      WHEREAS, the Company and the Executive by this agreement wish to make additional amendments to certain provisions of the Agreement regarding the Term of the Agreement (the "Amendment");

      NOW, THEREFORE, the Company and the Executive agree as follows:

      1.    Section 1(a) of the Agreement is amended to delete the following:

            "For all purposes of this Agreement, "Original Term" shall mean and include such First Renewal Term and such Second Renewal Term to the extent the Original Term is extended as provided in the immediately preceding sentence."

     2. Section 1(a) of the Agreement is amended and restated by adding the following paragraph to Subsection 1(a) as follows:

            The Original Term shall be further extended for an additional period beginning on February 1, 1997 and ending on January 31, 2002 (the "Extension"), if, with respect to this further Extension, the Executive notifies the Company after September 1, 1996 and before January 15, 1997 of Executive's desire to further extend the Original Term, and if the Company does not within fifteen (15) days after receipt of such notice inform Executive that it does not wish to extend the Original Term. For all purposes of this Agreement, "Original Term" shall continue to mean and include the Renewal Term and the Extension to the extent the Original Term is extended as provided in this Section 1(a).

      2.    This Amendment shall become effective immediately.

      3. Upon the effectiveness of this Amendment, any reference to the Agreement in the Agreement and in any of the amendments thereto shall mean and be a reference to the Agreement as amended by each of the amendments thereto.

      4. Except as amended previously and by this amendment, the Agreement shall remain in full force and effect and is in all respects ratified and confirmed.

      IN WITNESS WHEREOF, as of the date hereof, the Company has caused this Amendment to be executed pursuant to authorization of the Board of Directors by an officer in its name and for and on its behalf and the Executive has set his hand.


                                          LONG ISLAND LIGHTING COMPANY


Attest:                                   By: /s/ Leonard P. Novello
                                          ---------------------------
                                          Name: Leonard P. Novello
                                         Title: General Counsel
                                          Date: May 13, 1997
/s/   Kathleen A. Marion
------------------------
Secretary


(Corporate Seal)



                                          /s/ William J. Catacosinos
                                          --------------------------
                                          WILLIAM J. CATACOSINOS
                                          Cleft Road
                                          Laurel Hill
                                          Mill Neck, New York 11765
                                          Date: May 13, 1997